Exhibit 99.1

Press Release

Gulfport Energy Corporation Reports Third Quarter 2011 Results

OKLAHOMA CITY (November 2, 2011) Gulfport Energy Corporation (NASDAQ: GPOR) today reported financial and operating results for the third quarter of 2011 and provided an update on its 2011 activities.

For the third quarter of 2011, Gulfport reported net income of $29.0 million on oil and natural gas revenues of $58.0 million, or $0.57 per diluted share. EBITDA (as defined below) for the third quarter of 2011 was $44.1 million and cash flow from operating activities before changes in working capital (as defined below) was $43.7 million.

Financial Highlights

•

Produced oil and natural gas sales volumes of 590,128 barrels of oil equivalent (“BOE”), or 6,414 barrels of oil equivalent per day (“BOEPD”), in the third quarter of 2011, a 12% year-over-year increase from the third quarter of 2010

•	Recorded net income of $29.0 million in the third quarter of 2011, a 6% sequential increase over the second quarter of 2011 and a 129% year-over-year increase from the third quarter of 2010

•	Generated $44.1 million of EBITDA in the third quarter of 2011, a 7% sequential increase from the second quarter of 2011 and an 84% year-over-year increase from the third quarter of 2010

•	Reported general and administrative expense of $3.45 per BOE in the third quarter of 2011, an 8% sequential improvement as compared to the second quarter of 2011

Production

For the third quarter of 2011, net production was 545,362 barrels of oil, 196,418 thousand cubic feet (“MCF”) of natural gas and 505,270 gallons of natural gas liquids (“NGL”), or 590,128 BOE. Net production for the third quarter of 2011 by region was 358,680 BOE at West Cote Blanche Bay (“WCBB”), 147,281 BOE at Hackberry, 72,719 BOE in the Permian Basin and 11,448 BOE in the Bakken, Niobrara and other areas.

Realized price for the third quarter of 2011, which includes transportation costs, was $103.50 per barrel of oil, $4.70 per MCF of natural gas and $1.29 per gallon of NGL, for a total equivalent price of $98.32 per BOE. Realized price for oil in the third quarter of 2011 reflects the impact of fixed price swaps for 2,000 barrels of oil per day at a weighted average price of $86.96 before transportation costs and differentials. Gulfport currently has fixed price swaps in place for 2,000 barrels of oil per day at $86.96 before transportation costs and differentials for the remainder of 2011 and 2,000 barrels of oil per day at $108.00 before transportation costs and differentials for 2012.

Gulfport Energy Corporation

Production Schedule

(Unaudited)

Production Volumes:	3Q 2011	3Q 2010	YTD 2011	YTD 2010
Oil (MBbls)	545.4	468.3	1,510.1	1,286.0
Gas (MMcf)	196.4	242.7	691.9	623.9
NGL (MGal)	505.3	768.1	1,933.1	2,053.1
Oil Equivalents (MBOE)	590.1	527.0	1,671.5	1,438.9

Average Realized Price:

Oil (per Bbl)	$103.50	$67.39	$102.35	$65.98
Gas (per Mcf)	$4.70	$4.37	$4.56	$4.51
NGL (per Gal)	$1.29	$0.85	$1.21	$0.97
Oil Equivalents (BOE)	$98.32	$63.14	$95.76	$62.31

Operational Update

Utica

Gulfport currently has approximately 125,000 gross (62,500 net) acres under lease in the Utica Shale in Eastern Ohio. During 2012, Gulfport has budgeted to spend $72 million to $76 million to drill approximately twenty gross wells in the Utica. Gulfport currently plans to begin drilling in January 2012 and plans to add a second rig in April 2012, although Gulfport is also evaluating other potential opportunities relating to its Utica acreage.

Niobrara

In the Niobrara, Gulfport recently finished shooting a proprietary 60 square mile 3-D seismic survey over its Craig Dome prospect and currently expects to have fully processed 3-D seismic data by the end of 2011. In addition, Gulfport recently concluded drilling three vertical wells in the Niobrara, all of which are currently in various stages of completion. During 2012, Gulfport has budgeted to spend $5 million to $6 million in the Niobrara which would allow the Company to drill six to seven gross vertical wells.

Thailand

Tatex Thailand III, LLC, a company in which Gulfport owns a 17.9% interest, recently took delivery of a rig and began workover operations on the TEW-E well. During 2012, Gulfport has budgeted approximately $6 million to be spent in Thailand for potentially drilling a confirmation well and testing other prospects on our acreage.

Canadian Oil Sands

Grizzly Oil Sands, a company in which Gulfport owns a 24.9999% interest, currently has a leasehold position in the Canadian oil sands totaling approximately 712,327 acres. As previously announced, the Alberta Energy Resources Conservation Board and Ministry of Environment have completed their review of Grizzly’s Algar Lake Project application, and the fabrication of modules for Algar Lake’s central processing facility is already underway. During 2012, Gulfport has budgeted approximately $40 million to $43 million for the construction of Grizzly’s Algar Lake Project and Grizzly’s 2011/2012 winter drilling program.

Permian

In the Permian Basin, ten gross (4.5 net) wells were drilled on Gulfport’s acreage during the third quarter of 2011. At present, three rigs are active on this acreage in the Permian, drilling ahead on the thirty-second through thirty-fifth gross (fourteen through fifteenth net) wells of 2011. During 2012, Gulfport has budgeted to spend $23 million to $25 million to drill twenty-three to twenty-five gross wells in the Permian.

Hackberry

At Hackberry, Gulfport drilled six wells and performed six recompletions during the third quarter of 2011. At present, Gulfport has two rigs active at Hackberry drilling the seventeenth and eighteenth wells of 2011 at the field. During 2012, Gulfport has budgeted to spend $24 million to $26 million to drill ten to twelve wells and perform approximately ten recompletions at Hackberry.

West Cote Blanche Bay (“WCBB”)

At WCBB, Gulfport drilled eight wells and performed sixteen recompletions during the third quarter of 2011. Gulfport is currently drilling ahead on the seventeenth well of 2011 at the field. During 2012, Gulfport has budgeted to spend $42 million to $45 million to drill twenty-two to twenty-four wells and perform approximately sixty recompletions at West Cote.

2012 Guidance

Gulfport estimates 2012 production to be in the range 3.0 million to 3.2 million BOE. Capital expenditures for 2012 are estimated to be in the range of $215 million to $225 million. Operationally, Gulfport plans to drill twenty-two to twenty-four wells at WCBB, ten to twelve wells at Hackberry, twenty-three to twenty-five gross wells in the Permian Basin, six to seven gross wells in the Niobrara, and approximately twenty gross wells in the Utica Shale. In Canada, Gulfport plans to participate in Grizzly’s 2011/2012 winter drilling program and fund its portion of expenditures related to the construction of Grizzly’s Algar Lake Project. In Thailand, Gulfport plans to participate in potentially drilling a confirmation well and testing other prospects on our acreage.

For 2012, Gulfport projects lease operating expense to be in the range of $8.00 to $9.50 per BOE, general and administrative expense to be between $2.50 to $3.50 per BOE, production taxes to be between $8.00 to $9.50 per BOE and depreciation, depletion and amortization expense to be in the range of $24.00 to $25.00 per BOE.

GULFPORT ENERGY CORPORATION

2012 GUIDANCE

Year Ending 12/31/2012
Forecasted Production
Oil Equivalent - BOE	3,000,000 - 3,200,000
Average Daily Oil Equivalent Midpoint - BOEPD	8,470
Projected Year-Over-Year Production Increase¹	30% - 39%

Projected Operating Costs per BOE
Lease Operating Expense - $/BOE	$8.00 - $9.50
Production Taxes - $/BOE	$8.00 - $9.50
Depreciation, Depletion and Amortization - $/BOE	$24.00 - $25.00
General and Administrative - $/BOE	$2.50 - $3.50

Budgeted Capital Expenditures - In Millions:
West Cote Blanche Bay	$42 - $45
Hackberry	$24 - $26
Permian	$23 - $25
Niobrara	$5 - $6
Grizzly	$40 - $43
Utica	$72 - $76
Thailand	$6
Total Budgeted Capital Expenditures	$215 - $225

¹	Based upon the midpoint of 2011 forecasted production of 2.3 MMBOE from guidance released on November 4, 2010 and forecasted 2012 production of 3.0MMBOE to 3.2 MMBOE.

Presentation

An updated presentation was posted to the Company’s website on the morning of November 2, 2011. The presentation can be found at www.gulfportenergy.com under the “Webcasts & Presentations” section on the “Investor Relations” page. Information on the Company’s website does not constitute a portion of this press release.

Conference Call

Gulfport will host a conference call on November 2, 2011 at 12:00 p.m. CDT to discuss its third quarter 2011 financial and operational results. Interested parties may listen to the call via Gulfport’s website at www.gulfportenergy.com or by calling toll-free at 877-291-1287 or 973-409-9250 for international callers. The passcode for the call is 21885121. A replay of the call will be available for two weeks at 855-859-2056 or 800-585-8367 for international callers. The replay passcode is 21885121. The webcast will be archived on the Company’s website and can be accessed on the Company’s “Investor Relations” page.

About Gulfport

Gulfport Energy Corporation is an Oklahoma City-based independent oil and natural gas exploration and production company with its principal producing properties located along the Louisiana Gulf Coast and in the Permian Basin in West Texas. Gulfport has also acquired acreage positions in the Niobrara Formation of Western Colorado and the Utica Shale of Eastern Ohio. In addition, Gulfport holds a sizeable acreage position in the Alberta Oil Sands in Canada through its interest in Grizzly Oil Sands ULC.

Forward Looking Statements

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements, other than statements of historical facts, included in this press release that address activities, events or developments that Gulfport expects or anticipates will or may occur in the future, including such things as future capital expenditures (including the amount and nature thereof), business strategy and measures to implement strategy, competitive strength, goals, expansion and growth of Gulfport’s business and operations, plans, market conditions, references to future success, reference to intentions as to future matters and other such matters are forward-looking statements. These statements are based on certain assumptions and analyses made by Gulfport in light of its experience and its perception of historical trends, current conditions and expected future developments as well as other factors it believes are appropriate in the circumstances. However, whether actual results and developments will conform with Gulfport’s expectations and predictions is subject to a number of risks and uncertainties, general economic, market, credit or business conditions; the opportunities (or lack thereof) that may be presented to and pursued by Gulfport; competitive actions by other oil and gas companies; changes in laws or regulations; and other factors, many of which are beyond the control of Gulfport. Information concerning these and other factors can be found in the Company’s filings with the Securities and Exchange Commission, including its Forms 10-K, 10-Q and 8-K. Consequently, all of the forward-looking statements made in this news release are qualified by these cautionary statements and there can be no assurances that the actual results or developments anticipated by Gulfport will be realized, or even if realized, that they will have the expected consequences to or effects on Gulfport, its business or operations. Gulfport has no intention, and disclaims any obligation, to update or revise any forward-looking statements, whether as a result of new information, future results or otherwise.

Non-GAAP Financial Measures

EBITDA is a non-GAAP financial measure equal to net income, the most directly comparable GAAP financial measure, plus interest expense, income tax expense, accretion expense and depreciation, depletion and amortization. Cash flow from operating activities before changes in operating assets and liabilities is a non-GAAP financial measure equal to cash provided by operating activity before changes in operating assets and liabilities. The Company has presented EBITDA because it uses EBITDA as an integral part of its internal reporting to measure its performance and to evaluate the performance of its senior management. EBITDA is considered an important indicator of the operational strength of the Company’s business. EBITDA eliminates the uneven effect of considerable amounts of non-cash depletion, depreciation of tangible assets and amortization of certain intangible assets. A limitation of this measure, however, is that it does not reflect the periodic costs of certain capitalized tangible and intangible assets used in generating revenues in the Company’s business. Management evaluates the costs of such tangible and intangible assets and the impact of related impairments through other financial measures, such as capital expenditures, investment spending and return on capital. Therefore, the Company believes that EBITDA provides useful information to its investors regarding its performance and overall results of operations. EBITDA and cash flow from operating activities before changes in operating assets and liabilities are not intended to be performance measures that should be regarded as an alternative to, or more meaningful than, either net income as an indicator of operating performance or to cash flows from operating activities as a measure of liquidity. In addition, EBITDA and cash flow from operating activities before changes in operating assets and liabilities are not intended to represent funds available for dividends, reinvestment or other discretionary uses, and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP. The EBITDA and cash flow from operating activities before changes in operating assets and liabilities presented in this press release may not be comparable to similarly titled measures presented by other companies, and may not be identical to corresponding measures used in the Company’s various agreements.

Investor & Media Contact:

Paul K. Heerwagen

Director, Investor Relations

pheerwagen@gulfportenergy.com

(405) 242-4888

GULFPORT ENERGY CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
Revenues:
Oil and condensate sales	$56,447,000	$31,558,000	$154,559,000	$84,853,000
Gas sales	923,000	1,061,000	3,155,000	2,813,000
Natural gas liquids sales	653,000	654,000	2,346,000	1,995,000
Other income (expense)	58,000	124,000	248,000	236,000

	58,081,000	33,397,000	160,308,000	89,897,000

Costs and expenses:
Lease operating expenses	5,744,000	4,063,000	15,103,000	12,212,000
Production taxes	6,281,000	3,657,000	18,520,000	10,390,000
Depreciation, depletion, and amortization	14,736,000	10,299,000	40,606,000	26,912,000
General and administrative	2,034,000	1,538,000	6,209,000	4,438,000
Accretion expense	168,000	156,000	491,000	461,000

	28,963,000	19,713,000	80,929,000	54,413,000

INCOME FROM OPERATIONS:	29,118,000	13,684,000	79,379,000	35,484,000

OTHER (INCOME) EXPENSE:
Interest expense	225,000	823,000	1,163,000	2,154,000
Interest income	(64,000)	(33,000)	(139,000)	(244,000)
(Income) loss from equity method investments	(52,000)	216,000	906,000	486,000

	109,000	1,006,000	1,930,000	2,396,000

INCOME BEFORE INCOME TAXES	29,009,000	12,678,000	77,449,000	33,088,000

INCOME TAX EXPENSE:	—	—	1,000	40,000

NET INCOME	$29,009,000	$12,678,000	$77,448,000	$33,048,000

NET INCOME PER COMMON SHARE:
Basic	$0.58	$0.28	$1.63	$0.76

Diluted	$0.57	$0.28	$1.61	$0.75

Basic weighted average shares outstanding	50,407,240	44,571,478	47,549,672	43,612,468

Diluted weighted average shares outstanding	50,905,962	44,873,106	48,008,368	43,977,265

GULFPORT ENERGY CORPORATION

RECONCILIATION OF EBITDA AND CASH FLOW

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2011	September 30, 2010	September 30, 2011	September 30, 2010
Net Income	$29,009,000	$12,678,000	$77,448,000	$33,048,000
Interest expense	225,000	823,000	1,163,000	2,154,000
Income tax expense	—	—	1,000	40,000
Accretion expense	168,000	156,000	491,000	461,000
Depreciation, depletion, and amortization	14,736,000	10,299,000	40,606,000	26,912,000

EBITDA	$44,138,000	$23,956,000	$119,709,000	$62,615,000

	Three Months Ended		Nine Months Ended
	September 30, 2011	September 30, 2010	September 30, 2011	September 30, 2010
Cash provided by operating activity	$56,645,000	$23,599,000	$122,046,000	$58,234,000
Adjustments:
Changes in operating assets and liabilities	(12,904,000)	(218,000)	(2,278,000)	2,644,000

Operating Cash Flow	$43,741,000	$23,381,000	$119,768,000	$60,878,000